Exhibit 23.1

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-192582) pertaining to the Amended and Restated 2008 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-193730) pertaining to the Oxford Immunotec Global PLC 2013 Share Incentive Plan, and the Registration Statement (Form S-3 No. 333-200571) of Oxford Immunotec Global PLC of our report dated April 1, 2016, with respect to the financial statements of IMUGEN, Inc. for the year ended December 31, 2015, included in this Current Report on Form 8-K/A.

/s/ GRAY, GRAY & GRAY, LLP

Canton, Massachusetts

September 9, 2016